EXECUTION COPY

SECOND AMENDMENT

TO

AMENDED AND RESTATED

SECURITIES LENDING MANAGEMENT AGREEMENT

Second Amendment dated as of July 2, 2010 (the “Amendment”) to the Amended and Restated Securities Lending Management Agreement dated as of January 16, 2009 (the “Agreement”) by and between each of the entities on Annex B and Credit Suisse AG, New York Branch (f/k/a Credit Suisse, New York Branch).

In consideration of the mutual representations, warranties and covenants contained in the Agreement, the parties hereto hereby agree as follows:

Annex B and Schedule I are amended by deleting them in their entirety and replacing them with the Annex B and Schedule I attached hereto.

Except as otherwise set forth herein, the Agreement shall remain unchanged and in full force and effect. From and after the date hereof, any reference to the Agreement shall be a reference to the Agreement as amended hereby.

This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one instrument. This Amendment may be delivered by the exchange of facsimile copies of the executed counterparts with the same effect as if the parties had exchanged executed original counterparts.

THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the day and year first written above.

CREDIT SUISSE AG, NEW YORK BRANCH		RIDGEWORTH FUNDS

By	/s/ David Dahill	By	/s/ Julia Short
Name: David Dahill		Name: Julia Short
Title: Authorized Signatory		Title: President

By	/s/ Edward J McCann	By	/s/ Diana Hanlin
Name: Edward J McCann		Name: Diana Hanlin
Title: Authorized Signatory		Title: Vice President

ANNEX B TO SECURITIES LENDING MANAGEMENT AGREEMENT

List of Lenders

RidgeWorth Funds:

Aggressive Growth Stock Fund

Corporate Bond Fund

Emerging Growth Stock Fund

High Income Fund

Intermediate Bond Fund

International Equity Fund

International Equity Index Fund

Investment Grade Bond Fund

Large Cap Core Equity Fund

Large Cap Growth Stock Fund

Large Cap Value Equity Fund

Limited-Term Federal Mortgage Securities Fund

Mid-Cap Core Equity Fund

Mid-Cap Value Equity Fund

Seix High Yield Fund

Select Large Cap Growth Stock Fund

Short-Term Bond Fund

Short-Term U.S. Treasury Securities Fund

Small Cap Growth Stock Fund

Small Cap Value Equity Fund

Total Return Bond Fund

U.S. Government Securities Fund

U.S. Government Securities Ultra-Short Bond Fund

Ultra-Short Bond Fund

SCHEDULE I TO SECURITIES LENDING MANAGEMENT AGREEMENT

List of Approved Borrowers

1.	Banc of America Securities LLC
2.	Barclays Capital Inc.
3.	BNP Paribas Prime Brokerage, Inc.
4.	BNP Paribas Securities Corp.
5.	Calyon Securities (USA) Inc.
6.	Citigroup Global Markets Inc.
7.	Commerz Markets LLC (f/k/a Dresdner Kleinwort Securities LLC)
8.	Credit Suisse Securities (USA) LLC
9.	Daiwa Securities America Inc.
10.	Deutsche Bank Securities Inc.
11.	Goldman Sachs & Co.
12.	HSBC Securities (USA) Inc.
13.	Jefferies & Company Inc.
14.	J.P. Morgan Clearing Corp.
15.	J.P. Morgan Securities, Inc.
16.	Merrill Lynch, Pierce, Fenner & Smith Incorporated
17.	Mizuho Securities USA Inc.
18.	Morgan Stanley & Co., Incorporated
19.	MS Securities Services Inc.
20.	Nomura Securities International Inc.
21.	RBS Securities Inc. (f/k/a Greenwich Capital Markets Inc.)
22.	SG Americas Securities, LLC
23.	Societe Generale, New York Branch
24.	UBS Securities LLC